Exhibit 5.1

May 23, 2018

97270-00002

Vanguard Natural Resources, Inc.
5847 San Felipe, Suite 3000
Houston, TX 77057

Re: Vanguard Natural Resources, Inc. — Registration Statement No. 1 on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Vanguard Natural Resources, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of (i) 17,937,228 shares of the Company’s common stock, par value $0.001 per share (the “Issued Shares”) and (ii) 98,110 shares of Common Stock issuable upon exercise of the Company’s warrants (the “Warrant Shares” and, together with the Common Stock, the “Registered Stock”) to be offered and resold from time to time by the selling stockholders named in the Registration Statement under the heading “Selling Stockholders” (the “Selling Stockholders”). You have advised us that the Company issued the Issued Shares and the warrants exercisable to purchase the Warrant Shares to the Selling Stockholders pursuant to the Modified Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the “Plan”), as approved and confirmed in Order Confirming Debtors’ Modified Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”) by the U.S. Bankruptcy Court for the Southern District of Texas on July 18, 2017.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)	the Registration Statement;

(ii)	the Plan;

(iii)	the Confirmation Order;

(iv)	the Amended and Restated Certificate of Incorporation of the Company, dated as of August 1, 2017, as amended by the Certificate of Amendment, dated as of September 29, 2017, as certified as of October 30, 2017 by the Secretary of State of the State of Delaware;

(v)	the Amended and Restated Bylaws of the Company, dated as of August 1, 2017, as presently in effect as certified by the Secretary of the Company as of the date hereof;

(vi)	the Warrant Agreement, dated as of August 1, 2017, between the Company, as issuer, and American Stock Transfer & Trust Company, LLC, as warrant agent;

(vii)	a certificate of the Secretary of State of the State of Delaware as to the formation and good standing of the Company under the laws of the State of Delaware as of March 21, 2018 (the “Good Standing Certificate”);

(viii)	a bring-down Good Standing Certificate of the Secretary of State of the State of Delaware as to the formation and good standing of the Company under the laws of the State of Delaware as of May 23, 2018; and

(ix)	certain resolutions adopted by the Company’s board of directors ratifying the Company’s issuances under the Plan and approving and authorizing, among other things, the filing of the Registration Statement with the SEC and other related matters.

Vanguard Natural Resources, Inc.
May 23, 2018

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto; (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents, corporate records, certificates and other instruments were authentic and complete; (v) the legal capacity, competency and authority of all individuals executing documents; (vi) that all agreements, instruments and other documents executed in connection with the transactions contemplated by the Registration Statement are the valid and binding obligations of each of the parties thereto, enforceable against such parties in accordance with their respective terms and that no such documents have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct and that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; (viii) that the officers and directors of the Company have properly exercised their fiduciary duties; (ix) that all information contained in all documents reviewed by us is true and correct; (x) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; and (xi) that the Registered Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement. As to all questions of fact material to this opinion letter, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinions: (i) the Issued Shares have been duly authorized by the Company and validly issued and are fully paid and non-assessable and (ii) with respect to the Warrant Shares, (A) the Company has taken all necessary action to approve the issuance of such Warrant Shares, the terms of the offering thereof and related matters and (B) when the Warrant Shares have been issued and delivered in accordance with the terms of the Warrant Agreement upon payment consideration thereof or provided for therein, then the Warrant Shares will be validly issued, fully paid and non-assessable.

We express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies. Further, we express no opinion with respect to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (i) the federal securities laws of the United States of America and (ii) the Delaware General Corporation Law (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter.

We hereby consent to the filing by you of this opinion with the SEC on the date hereof as Exhibit 5.1 to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the related prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder. This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Sincerely, /s/ Paul Hastings LLP